Exhibit 3.2

NORTHEAST BANCORP

AMENDED AND RESTATED BY-LAWS

ARTICLE I

MEETINGS OF SHAREHOLDERS

Section 1. Place of Meeting. All meetings of the shareholders of the Corporation shall be held at the principal office of the Corporation in the State of Maine, or at such other place, within or without the State of Maine, as may, from time to time, be fixed by the Board of Directors or as shall be specified or fixed in the respective notices or waivers of notice thereof.

Section 2. Annual Meetings. The annual meeting of the shareholders shall be held on such date and at such hour as may be fixed by the Board of Directors and stated in the notice of such meeting or on such other date and at such time as shall be stated in the notice of the meeting or otherwise specified by the President. The Corporation shall notify shareholders of the date, time and place of each annual and special meeting not less than ten (10) days nor more than sixty (60) days before such meeting, addressed to each shareholder at his address as it appears on the stock book; but at any meeting at which all shareholders not present shall have waived notice in writing, the giving of notice as above required, may be foregone.

Section 3. Quorum. At each meeting of the shareholders, the presence, in person or by proxy, of the holders of a majority of the issued and outstanding stock of the Corporation entitled to vote at such meeting, shall constitute a quorum for the transaction of business except where otherwise provided by law or by the Articles of Incorporation of the Corporation or any amendment thereto. When any meeting is convened, the presiding officer may adjourn the meeting if (i) no quorum is present for the transaction of business, (ii) the Board of Directors determines that adjournment is necessary or appropriate to enable the shareholders to consider fully information which the Board of Directors determines has not been made sufficiently or timely available to shareholders, or (iii) the Board of Directors determines that adjournment is otherwise in the best interests of the Corporation. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Notice of any adjourned meeting of the shareholders shall not be required to be given, except when expressly required by law.

Section 4. Organization. The Chairman of the Board, if any, or in the absence of the Chairman of the Board, the President or a Vice-President, or a Chairman designated by the Board of Directors or by the shareholders shall preside at every meeting of the shareholders. In the absence of the Secretary, the presiding officer shall appoint a secretary pro tempore.

Section 5. Voting.

(a) Each shareholder of the Corporation having voting rights shall, except as otherwise provided by law or by the Articles of Incorporation of the Corporation, at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of the stock of the Corporation registered in his name on the books of the Corporation.

(1) on the date fixed pursuant to Section 2 of Article VI of the By-laws as the record date for the determination of shareholders entitled to vote at such meeting, notwithstanding the sale, or other disposal or transfer on the books of the Corporation of such share on or after the date so fixed, or

(2) if no such record date shall have been fixed, then at the date on which notice of such meeting is mailed.

(b) Subject to Article II, Section 3, at any meeting of shareholders at which a quorum is present, the holders of a majority in interest of the stock having voting rights represented thereat in person or by proxy shall decide any question brought before such meeting unless a larger or different vote or proportion is required by law or by the Articles of Incorporation of the Corporation or by these By-laws.

(c) When so requested by a majority of the holders of outstanding shares present at the meeting, a written ballot shall be used for any vote of the shareholders. If a written ballot shall be used, each ballot shall state the name of the shareholder voting, the number of shares owned by him, and if such ballot be cast by proxy, the name of the proxy.

Section 6. Notice of Shareholder Business and Nominations.

(a) Annual Meetings of Shareholders.

(1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of other business to be considered by the shareholders may be brought before an annual meeting (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this By-law, who is entitled to vote at the meeting, who is present (in person or by proxy) at the meeting and who complies with the notice procedures set forth in this By-law as to such nomination or business. For the avoidance of doubt, the foregoing clause (ii) shall be the exclusive means for a shareholder to bring nominations or business properly before an annual meeting (other than matters properly brought under Rule 14a-8 (or any successor rule) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and such shareholder must comply with the notice and other procedures set forth in Article I, Section 6(a)(2) and (3) of this By-law to bring such nominations or business properly before an annual meeting. In addition to the other requirements set forth in this By-law, for any proposal of business to be considered at an annual meeting, it must be a proper subject for action by shareholders of the Corporation under Maine law.

(2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (ii) of Article I, Section 6(a)(1) of this By-law, the shareholder must (i) have given Timely Notice (as defined below) thereof in writing to the Secretary of the Corporation, (ii) have provided any updates or supplements to such notice at the times and in the forms required by this By-law and (iii) together with the beneficial owner(s), if any, on whose behalf the nomination or business proposal is made, have acted in accordance with the representations set forth in the Solicitation Statement (as defined below) required by this By-law. To be timely, a shareholder’s written notice shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that in the event the annual meeting is first convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting were held in the preceding year, notice by the shareholder to be timely must be received by the Secretary of the Corporation not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made (such notice within such time periods shall be referred to as “Timely Notice”). Such shareholder’s Timely Notice shall set forth:

a. as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

b. as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest in such business of each Proposing Person (as defined below);

c. (i) the name and address of the shareholder giving the notice, as they appear on the Corporation’s books, and the names and addresses of the other Proposing Persons (if any) and (ii) as to each Proposing Person, the following information: (A) the class or series and number of all shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially or of record by such Proposing Person or any of its affiliates or associates (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act), including any shares of any class or series of capital stock of the Corporation as to which such Proposing Person or any of its affiliates or associates has a right to acquire beneficial ownership at any time in the future, (B) all Synthetic Equity Interests (as defined below) in which such

Proposing Person or any of its affiliates or associates, directly or indirectly, holds an interest including a description of the material terms of each such Synthetic Equity Interest, including without limitation, identification of the counterparty to each such Synthetic Equity Interest and disclosure, for each such Synthetic Equity Interest, as to (x) whether or not such Synthetic Equity Interest conveys any voting rights, directly or indirectly, in such shares to such Proposing Person, (y) whether or not such Synthetic Equity Interest is required to be, or is capable of being, settled through delivery of such shares and (z) whether or not such Proposing Person and/or, to the extent known, the counterparty to such Synthetic Equity Interest has entered into other transactions that hedge or mitigate the economic effect of such Synthetic Equity Interest, (C) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to, directly or indirectly, vote any shares of any class or series of capital stock of the Corporation, (D) any rights to dividends or other distributions on the shares of any class or series of capital stock of the Corporation, directly or indirectly, owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, and (E) any performance-related fees (other than an asset based fee) that such Proposing Person, directly or indirectly, is entitled to based on any increase or decrease in the value of shares of any class or series of capital stock of the Corporation or any Synthetic Equity Interests (the disclosures to be made pursuant to the foregoing clauses (A) through (E) are referred to, collectively, as “Material Ownership Interests”) and (iii) a description of the material terms of all agreements, arrangements or understandings (whether or not in writing) entered into by any Proposing Person or any of its affiliates or associates with any other person for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the Corporation;

d. (i) a description of all agreements, arrangements or understandings by and among any of the Proposing Persons, or by and among any Proposing Persons and any other person (including with any proposed nominee(s)), pertaining to the nomination(s) or other business proposed to be brought before the meeting of shareholders (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding), and (ii) identification of the names and addresses of other shareholders (including beneficial owners) known by any of the Proposing Persons to support such nominations or other business proposal(s), and to the extent known the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other shareholder(s) or other beneficial owner(s); and

e. a statement whether or not the shareholder giving the notice and/or the other Proposing Person(s), if any, will deliver a proxy statement and form of proxy to holders of, in the case of a business proposal, at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to approve the proposal or, in the case of a nomination or nominations, at least the percentage of voting power of all of the shares of capital stock of the Corporation reasonably believed by such Proposing Person to be sufficient to elect the nominee or nominees proposed to be nominated by such shareholder (such statement, the “Solicitation Statement”).

For purposes of this Article I of these By-laws, the term “Proposing Person” shall mean the following persons: (i) the shareholder of record providing the notice of nominations or business proposed to be brought before a shareholders’ meeting, and (ii) the beneficial owner(s), if different, on whose behalf the nominations or business proposed to be brought before a shareholders’ meeting is made. For purposes of this Section 6 of Article I of these By-laws, the term “Synthetic Equity Interest” shall mean any transaction, agreement or arrangement (or series of transactions, agreements or arrangements), including, without limitation, any derivative, swap, hedge, repurchase or so-called “stock borrowing” agreement or arrangement, the purpose or effect of which is to, directly or indirectly: (A) give a person or entity economic benefit and/or risk similar to ownership of shares of any class or series of capital stock of the Corporation, in whole or in part, including due to the fact that such transaction, agreement or arrangement provides, directly or indirectly, the opportunity to profit or avoid a loss from any increase or decrease in the value of any shares of any class or series of capital stock of the Corporation, (B) mitigate loss to, reduce the economic risk of or manage the risk of share price changes for, any person or entity with respect to any shares of any class or series of capital stock of the Corporation, (C) otherwise provide in any manner the opportunity to profit or avoid a loss from any decrease in the value of any shares of any class or series of capital stock of the Corporation, or (D) increase or decrease the voting power of any person or entity with respect to any shares of any class or series of capital stock of the Corporation.

(3) A shareholder providing Timely Notice of nominations or business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information (including, without limitation, the Material Ownership Interests information) provided or required to be provided in such notice pursuant to this By-law shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to such annual meeting, and such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the fifth (5th) business day after the record date for the annual meeting (in the case of the update and supplement required to be made as of the record date), and not later than the close of business on the eighth (8th) business day prior to the date of the annual meeting (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting).

(4) Notwithstanding anything in the second sentence of Article I, Section 6(a)(2) of this By-law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least ten (10) days before the last day a shareholder may deliver a notice of nomination in accordance with the second sentence of Article I, Section 6(a)(2), a shareholder’s notice required by this By-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b) General.

(1) Only such persons who are nominated in accordance with the provisions of this By-law shall be eligible for election and to serve as directors and only such business shall be conducted at an annual meeting as shall have been brought before the meeting in accordance with the provisions of this By-law. The Board of Directors or a designated committee thereof shall have the power to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the provisions of this By-law. If neither the Board of Directors nor such designated committee makes a determination as to whether any shareholder proposal or nomination was made in accordance with the provisions of this By-law, the presiding officer of the annual meeting shall have the power and duty to determine whether the shareholder proposal or nomination was made in accordance with the provisions of this By-law. If the Board of Directors or a designated committee thereof or the presiding officer, as applicable, determines that any shareholder proposal or nomination was not made in accordance with the provisions of this By-law, such proposal or nomination shall be disregarded and shall not be presented for action at the annual meeting.

(2) Except as otherwise required by law, nothing in this Article I, Section 6 shall obligate the Corporation or the Board of Directors to include in any proxy statement or other shareholder communication distributed on behalf of the Corporation or the Board of Directors information with respect to any nominee for director or any other matter of business submitted by a shareholder.

(3) Notwithstanding the foregoing provisions of this Article I, Section 6, if the proposing shareholder (or a qualified representative of the shareholder) does not appear at the annual meeting to present a nomination or any business, such nomination or business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Article I, Section 6, to be considered a qualified representative of the proposing shareholder, a person must be authorized by a written instrument executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, to the presiding officer at the meeting of shareholders.

(4) For purposes of this By-law, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(5) Notwithstanding the foregoing provisions of this By-law, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-law. Nothing in this By-law shall be deemed to affect any rights of (i) shareholders to have proposals included in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor rule) under the Exchange Act and, to the extent required by such rule, have such proposals considered and voted on at an annual meeting or (ii) the holders of any series of Undesignated Preferred Stock to elect directors under specified circumstances.

ARTICLE II

BOARD OF DIRECTORS

Section 1. General Powers. The property, affairs and business of the Corporation shall be managed under the direction of the Board of Directors. The Board of Directors may adopt such rules and regulations for the conduct of its meetings and the management of the Corporation not inconsistent with these By-laws, the Corporation’s Articles of Incorporation, or the laws of the State of Maine as it may deem proper.

Section 2. Qualifications and Term of Office. The number of directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director. Directors need not be shareholders or residents of the State of Maine.

Section 3. Manner of Election. At the annual meeting of shareholders, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

Section 4. Quorum and Manner of Acting. A majority of the total number of directors then holding office shall constitute a quorum for the transaction of business at any meeting except where otherwise provided by statute, the Corporation’s Articles of Incorporation or these By-laws; but, less than a quorum may adjourn the meeting. At all meetings of the Board of Directors, each director present is to have one vote. At all meetings of the Board of Directors, all questions, the manner of deciding which is not specifically regulated by statute or the Corporation’s Articles of Incorporation, shall be determined by a majority of the directors present at the meeting.

Section 5. Place of Meeting, etc. The Board of Directors may hold its meetings and have one or more offices at such places within or without the State of Maine as the Board, from time to time, may determine or, in the case of meetings, as shall be specified or fixed in the respective notices or waivers of notice thereof.

Section 6. Books and Records. The correct and complete books and records of account and minutes of the proceedings of shareholders and the Board of Directors shall be kept at the registered office of the Corporation.

Section 7. Regular Meetings. Regular meetings of the Board of Directors shall be held at such place and at such time as the Board shall, from time to time, by resolution, determine. A regular meeting of the board of directors shall be held immediately after and at the same place as the annual meeting of shareholders. Notice of regular meetings need not be given.

Section 8. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, if any, or by the President, or by the Clerk at the request of any two directors at the time being in office. Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least two (2) days before the day on which the meeting is to be held, or shall be sent to him at such place by electronic mail, telegraph, cable, radio or wireless, or be given personally or by telephone, not later than the day before the day on which the meeting is to be held. Every such notice shall state the time and place of the meeting, but, need not state the purpose thereof. Notice of any meeting of the Board need not be given to any directors, however, if waived by him in writing or by electronic mail, telegraph, cable, radio or wireless, whether before or after such meeting be held, or if he shall be present at such meeting unless his attendance at the meeting is expressly for the purpose of objecting to the transaction of any business because the meeting is not lawfully convened; and any meeting of the Board shall be a legal meeting without any notice thereof having been given, if all of the directors shall be present thereat.

Section 9. Resignations. Any director of the Corporation may resign at any time by giving written notice to the President or to the Clerk of the Corporation. Such resignation shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 10. Compensation. Directors shall receive such compensation for attendance at regular or special meetings as the Board of Directors shall, from time to time, determine.

Section 11. Directors’ Participation in Meeting by Telephone. A director may participate in a meeting of the Board of Directors by means of conference telephone or similar communication equipment enabling all directors participating in the meeting to hear one another. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

Section 12. Director’s Action Without Meeting. If all the directors then holding office severally or collectively consent in writing to any action taken or to be taken by the Corporation, such action shall be valid as though it had been authorized at a meeting of the Board of Directors. The Clerk shall file such consent or consents with the minutes of the meetings of the Board of Directors.

Section 13. Presumption of Assent. A director of the Corporation who is present at a meeting of the board of directors at which any action is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless a written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the Corporation within five (5) days after the date on which a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

ARTICLE III

COMMITTEES

Section 1. Designation; Vacancies. The Board of Directors, by a resolution passed by a majority of the whole Board, may designate such number of their members not less than two (2), including the President of the Corporation, as it may, from time to time, determine to constitute an Executive Committee, each member of which, unless otherwise determined by the Board, shall continue to be a member thereof until the expiration of his term of office as a director.

Section 2. Powers. During the intervals between the meetings of the Board of Directors, the Executive Committee shall have all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, except those prescribed by applicable Maine law, and may exercise such powers in such manner as the Executive Committee shall deem best for the interests of the Corporation in all cases in which specific directions shall not have been given by the Board of Directors; provided that any action taken by the Executive Committee shall be presented for review and ratification by the Board of Directors at the next meeting of the Board of Directors.

Section 3. Procedure; Meetings; Quorum. The Executive Committee shall make its own rules of procedure and shall meet at such times and at such place or places as may be provided by such rules or by resolution of the Executive Committee. A majority of the whole number of the members of the Executive Committee shall constitute a quorum at any meeting thereof, and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the Executive Committee. The Board of Directors shall have power at any time to change the members of the Executive Committee, to fill vacancies, and to discharge the Executive Committee.

Section 4. Other Committees. The Board of Directors, by resolution passed by a majority of the whole Board, may designate members of the board to constitute other committees, which shall in each case consist of such number of directors and shall have and may exercise such powers as the Board may determine and specify in the respective resolutions appointing them. Such committees shall have such name or names as may be determined, from time to time, by resolution adopted by the Board of Directors. The Board of Directors shall have power at any time to change the members of any such committee, to fill vacancies, and to discharge any such committee.

Section 5. Compensation. Members of the Executive Committee or of other committees of the Board of Directors shall receive such compensation for their services as members of such committees as the Board of Directors shall, from time to time, determine.

ARTICLE IV

OFFICERS

Section 1. Number. The officers of the Corporation may include a Chairman of the Board and shall include a President, Treasurer, Secretary and such other officers as the Board of Directors may, from time to time, deem appropriate. One person may hold the office and perform the duties of more than one of said officers. The Corporation shall also have a Clerk, who shall not be an officer.

Section 2. Election, Term of Office and Qualifications. The officers, and the Clerk, shall be elected annually by the Board of Directors. Each officer shall hold office, and the Clerk shall remain Clerk of the Corporation, until his successor shall have been elected and shall have qualified, or until his death or until he shall have resigned or shall have been removed in the manner hereinafter provided.

Section 3. Removal. Any officer, or the Clerk, may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served by such action.

Section 4. Resignations. Any officer, or the Clerk, may resign at any time by giving written notice to the Board of Directors or to the President or to the Clerk. Such resignation shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make if effective.

Section 5. Vacancies. A vacancy in any office, or in the position of Clerk, because of death, resignation, removal or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these By-laws for election or appointment to such office or position of Clerk.

Section 6. The Chairman of the Board. The Chairman of the Board, if there shall be one, shall be elected by the board from among its members who are directors who are not employed by the Corporation or any affiliate of the Corporation, and shall, if present, preside at all meetings of the shareholders and of the Board of Directors. Except where, by law, the signature of the President is required, he shall possess the same power as the President to sign all certificates, contracts and other instruments of the Corporation which may be authorized by the Board of Directors or by the Executive Committee. He shall, in general, perform all duties incident to the office of the Chairman of the Board, subject, however, to the direction and control of the Board of Directors and of the Executive Committee, and such other duties as, from time to time, may be assigned to him by the Board of Directors or by the Executive Committee.

Section 7. The President. The President shall be the chief executive and administrative officer of the Corporation and shall have general and active supervision and direction over the day-to-day business and affairs of the Corporation and over its several officers, subject, however, to the direction and control of the Board of Directors and of the Executive Committee. At the request of the Chairman of the Board, or in case of his absence or inability to act, the President may act in his place. He shall sign or countersign all certificates, contracts and other instruments of the Corporation as authorized by the Board of Directors, and shall perform all such other duties as, from time to time, may be assigned to him by the Board of Directors or the Executive Committee.

Section 8. The Vice-Presidents. Each Vice-President shall have such powers and perform such duties as the Board of Directors may, from time to time, prescribe. At the request of the President, or in case of his absence or inability to act, any Vice President may act in his place, and when so acting shall have all the powers and be subject to all the restrictions of the President.

Section 9. The Clerk. The Clerk, who shall be a resident of the State of Maine and shall keep his office therein, shall perform the functions provided in the Maine Business Corporation Act, as it may be amended. The Clerk shall keep, or cause to be kept in books provided for the purpose the minutes of the meetings of the shareholders and of the Board of Directors; shall see that all notices are duly given in accordance with the provisions of these By-laws and as required by law; shall be the custodian of the records, stock certificates records and of the seal of the Corporation and see that the seal is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-laws.

Section 10. The Secretary. The Secretary shall perform such duties and have such powers as are required or permitted by law and as the Board of Directors shall, from time to time, designate. In his absence, an Assistant Secretary or a secretary pro tempore shall perform his duties, and the Assistant Secretary shall have such other powers and duties as the Board of Directors shall, from time to time, designate. In the absence of the Clerk, the Secretary shall keep or cause to be kept, in books provided for the purpose, the minutes of the meetings of the shareholders and of the Board of Directors and shall perform such other functions as are provided to be performed by the Clerk.

Section 11. The Treasurer. The Treasurer shall be the financial officer of the Corporation; shall have charge and custody of, and be responsible for, all funds of the Corporation, and deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors; shall receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever; and in general, shall perform all the duties incident to the office of Treasurer and such other duties as, from time to time, may be assigned to him by the Board of Directors or by the President.

Section 12. Compensation of Officers. The compensation of the Chairman of the Board, President, Treasurer, Secretary, other officers and the Clerk, shall be fixed, from time to time, by the Board of Directors, subject to applicable law. No officer or the Clerk shall be prevented from receiving such compensation by reason of the fact that he is also a director of the Corporation.

ARTICLE V

CONTRACTS, CHECKS, NOTES, ETC.

Section 1. Execution of Contracts. All contracts and agreements authorized by the Board of Directors, and all checks, drafts, notes, bonds, bills of exchange and orders for the payment of money shall, unless otherwise directed by the Board of Directors, or unless otherwise required by law, be signed by any two of the following officers: The Chairman of the Board, President, Vice-President, Treasurer, or Secretary. The Board of Directors may, however, authorize any one of said officers to sign checks, drafts and orders for the payment of money singly and without necessity of counter signature, and may designate officers and employees of the Corporation other than those named above, or different combinations of such officers and employees, who may, in the name of the Corporation, execute checks, drafts, and orders for the payment of money on its behalf.

Section 2. Loans. No loans, to the Corporation, shall be contracted on behalf of the Corporation and no negotiable paper shall be signed in its name unless authorized by resolution of the Board of Directors. When authorized by the Board of Directors to do so, any officer or agent of the Corporation thereunto authorized may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation and, when authorized so to do, may pledge, hypothecate or transfer any securities or advances. Such authority may be general or confined to specific instances.

ARTICLE VI

STOCK AND DIVIDENDS

Section 1. Certificate of Stock. Every shareholder shall be entitled to have a certificate certifying the number of shares owned by him in the Corporation. The certificates shall be in such form as the Board of Directors shall approve. They shall be signed by the President and countersigned by the Secretary and may be sealed with the seal of the Corporation or a facsimile thereof. Such certificates shall be transferable on the stock books of the Corporation in person or by attorney, but, except as hereinafter provided in the case of loss, destruction or mutilation of certificates, no transfer of stock shall be entered until the previous certificate, if any, given for the same shall have been surrendered and cancelled. Notwithstanding anything to the contrary provided in these Amended and Restated Bylaws, the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares (except that the foregoing shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation), and by the approval and adoption of these Amended and Restated Bylaws the Board of Directors has determined that all classes or series of the Corporation’s stock may be uncertificated, whether upon original issuance, re-issuance, or subsequent transfer.

A record of shareholders giving the names and addresses of all shareholders and the number and class of the shares held by each, shall be kept at the Corporation’s registered office or principal place of business.

The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

Section 2. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten(10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

Section 3. Lost, Destroyed or Mutilated Certificates. In case of loss, destruction or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, destruction or mutilation and upon satisfying such other requirements as the Board of Directors shall specify, including such provision for indemnity as may seem advisable to the Board of Directors.

Section 4. Dividends. Subject to the provisions of the Articles of Incorporation of the Corporation, and to the extent permitted by law, the Board of Directors may declare dividends on the shares of stock of the Corporation at such times and in such amounts as, in its opinion, are advisable in view of the condition of the affairs of the Corporation.

ARTICLE VII

FISCAL YEAR

The fiscal year of the Corporation shall be fixed by the Board of Directors.

ARTICLE VIII

SEAL

The Board of Directors shall provide a corporate seal which shall be in the form of a circle and shall bear the name of the Corporation and words and figures indicating the year and state in which the Corporation was incorporated.

ARTICLE IX

WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or director by these By-laws or the Articles of Incorporation or the laws of the State of Maine, a waiver of the notice in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to giving the notice.

ARTICLE X

INDEMNIFICATION

Section 1. Definitions. For purposes of this Article:

(a) “Corporate Status” describes the status of a person who is serving or has served (i) as a director of the Corporation, (ii) as an Officer of the Corporation, (iii) as a Non-Officer Employee of the Corporation or (iv) as a director, partner, trustee, officer, employee or agent of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, foundation, association, organization or other legal entity, which such person is or was serving at the request of the Corporation. For purposes of this Section 1(a), a Director, Officer or Non-Officer Employee of the Corporation who is serving or has served as a director, partner, trustee, officer, employee or agent of a Subsidiary shall be deemed to be serving at the request of the Corporation. Notwithstanding the foregoing, “Corporate Status” shall not include the status of a person who is serving or has served as a director, officer, employee or agent of a constituent corporation absorbed in a merger or consolidation transaction with the Corporation with respect to such person’s activities prior to said transaction, unless specifically authorized by the Board of Directors or the shareholders of the Corporation;

(b) “Director” means any person who serves or has served the Corporation as a director on the Board of Directors of the Corporation;

(c) “Disinterested Director” means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a Director of the Corporation who is not and was not a party to such Proceeding;

(d) “Expenses” means all attorneys’ fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding;

(e) “Liabilities” means judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement;

(f) “MBCA” means the Maine Business Corporation Act.

(g) “Non-Officer Employee” means any person who serves or has served as an employee or agent of the Corporation, but who is not or was not a Director or Officer;

(h) “Officer” means any person who serves or has served the Corporation as an officer of the Corporation appointed by the Board of Directors of the Corporation;

(i) “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative; and

(j) “Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, trust or other entity of which the Corporation owns (either directly or through or together with another Subsidiary of the Corporation) either (i) a general partner, managing member or other similar interest or (ii) (A) fifty percent (50%) or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other entity, or (B) fifty percent (50%) or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other entity.

Section 2. Indemnification of Directors and Officers. Subject to the operation of Section 4 of this Article X of these By-laws, each Director and Officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the MBCA, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), but only to the extent permitted under applicable federal banking laws and regulations, including without limitation, 12 U.S.C. Section 1828(k) and the regulations issued thereunder by the Federal Deposit Insurance Corporation (the “FDIC”), and to the extent authorized in this Section 2.

(a) Actions, Suits and Proceedings Other than By or In the Right of the Corporation. Each Director and Officer shall be indemnified and held harmless by the Corporation against any and all Expenses and Liabilities that are incurred or paid by such Director or Officer or on such Director’s or Officer’s behalf in connection with any Proceeding or any claim, issue or matter therein (other than an action by or in the right of the Corporation), which such Director or Officer is, or is threatened to be made, a defendant or respondent to or in by reason of such Director’s or Officer’s Corporate Status, if (A) such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed, in the case of conduct in such person’s official capacity, to be in the best interests of the Corporation, or, in all other cases, that such person’s conduct was not opposed to the best interests of the Corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful, or (B) such Director or Officer engaged in conduct for which broader indemnification has been made permissible or obligatory under the Corporation’s Articles of Incorporation as authorized by Section 202(2)(E) of the MBCA, provided that (i) the Corporation shall not indemnify any Director or Officer with respect to any Liability for conduct for which such Director or Officer was adjudged liable on the basis that such Director or Officer received a financial benefit to which such Director or Officer was not entitled, whether or not involving action in such Director or Officer’s official capacity, and (ii) the Corporation shall not indemnify any Officer with respect to any Liability for which such Officer was adjudged liable on the basis that such Officer intentionally inflicted harm on the Corporation or its shareholders or intentionally violated a criminal law. The conduct of a Director of Officer with respect to an employee benefit plan for a purpose the Director or Officer reasonably believed to be in the best interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies clause (A) of the preceding sentence.

(b) Actions, Suits and Proceedings By or In the Right of the Corporation. Each Director and Officer shall be indemnified and held harmless by the Corporation against any and all Expenses that are incurred by such Director or Officer or on such Director’s or Officer’s behalf in connection with any Proceeding or any claim, issue or matter therein by or in the right of the Corporation, which such Director or Officer is, or is threatened to be made, a defendant or respondent to or in by reason of such Director’s or Officer’s Corporate Status, if (A) such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed, in the case of conduct in such person’s official capacity, to be in the best interests of the Corporation, or, in all other cases, that such person’s conduct was not opposed to the best interests of the Corporation, or (B) such Director or Officer engaged in conduct for which broader indemnification has been made permissible or obligatory under the Corporation’s Articles of Incorporation as authorized by Section 202(2)(E) of the MBCA. The conduct of a

Director or Officer with respect to an employee benefit plan for a purpose the Director or Officer reasonably believed to be in the best interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies clause (A) of the preceding sentence. No indemnification shall be made under this Section 2(b) in respect of any claim, issue or matter as to which such Director or Officer shall have been finally adjudged by a court of competent jurisdiction to have not satisfied the standard of conduct in the preceding sentence, unless otherwise so ordered by a court of competent jurisdiction.

(c) Survival of Rights. The rights of indemnification provided by this Section 2 shall continue as to a Director or Officer after he or she has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives.

(d) Actions by Directors or Officers. Notwithstanding the foregoing, the Corporation shall indemnify any Director or Officer seeking indemnification in connection with a Proceeding initiated by such Director or Officer only if such Proceeding (including any parts of such Proceeding not initiated by such Director or Officer) was authorized in advance by the Board of Directors of the Corporation, unless such Proceeding was brought to enforce an Officer or Director’s rights to indemnification or, in the case of Directors, advancement of Expenses under these By-laws in accordance with the provisions set forth herein.

Section 3. Indemnification of Non-Officer Employees. Subject to the operation of Section 4 of this Article X of these By-laws, each Non-Officer Employee may, in the discretion of the Board of Directors of the Corporation, be indemnified by the Corporation to the fullest extent authorized by the MBCA, as the same exists or may hereafter be amended, but only to the extent permitted under applicable federal banking laws and regulations, including without limitation, 12 U.S.C. Section 1828(k) and the regulations issued thereunder by the FDIC, against any or all Expenses and Liabilities that are incurred by such Non-Officer Employee or on such Non-Officer Employee’s behalf in connection with any threatened, pending or completed Proceeding, or any claim, issue or matter therein, which such Non-Officer Employee is, or is threatened to be made, a defendant or respondent to or in by reason of such Non-Officer Employee’s Corporate Status, if (A) such Non-Officer Employee acted in good faith and in a manner such Non-Officer Employee reasonably believed, in the case of conduct in such person’s official capacity, to be in the best interests of the Corporation, or, in all other cases, that such person’s conduct was not opposed to the best interests of the Corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful or (B) such Non-Officer Employee engaged in conduct for which broader indemnification has been made permissible or obligatory under the Corporation’s Articles of Incorporation as authorized by Section 202(2)(E) of the MBCA, provided that (i) the Corporation shall not indemnify any Non-Officer Employee with respect to any Liability for conduct for which such Non-Officer Employee was adjudged liable on the basis that such Non-Officer Employee received a financial benefit to which such Non-Officer Employee was not entitled, whether or not involving action in such Non-Officer Employee’s official capacity and (ii) the Corporation shall not indemnify any Non-Officer Employee with respect to any Liability for which such Non-Officer Employee was adjudged liable on the basis that such Non-Officer Employee intentionally inflicted harm on the Corporation or its shareholders or intentionally violated a criminal law. The rights of indemnification provided by this Section 3 shall exist as to a Non-Officer Employee after he or she has ceased to be a Non-Officer Employee and shall inure to the benefit of his or her heirs, personal representatives, executors and administrators. The conduct of a Non-Officer Employee with respect to an employee benefit plan for a purpose the Non-Officer Employee reasonably believed to be in the best interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies clause (A) of the preceding sentence. Notwithstanding the foregoing, the Corporation may indemnify any Non-Officer Employee seeking indemnification in connection with a Proceeding initiated by such Non-Officer Employee only if such Proceeding was authorized in advance by the Board of Directors of the Corporation.

Section 4. Determination. Unless ordered by a court, no indemnification shall be provided pursuant to this Article X to a Director, to an Officer or to a Non-Officer Employee unless a determination shall have been made that such person acted in accordance with the applicable standards of conduct set forth herein. Such determination shall be made (a) if there are two or more Disinterested Directors, by a majority vote of the Disinterested Directors, by a majority of whom for this purpose constitutes a quorum, (b) if there are two or more Disinterested Directors, by a majority of a committee comprised of two or more Disinterested Directors, such committee having been designated by a majority vote of the Disinterested Directors, (c) if there are two or more Disinterested Directors and a majority of Disinterested Directors so directs in accordance with clause (a) or (b) above, by independent legal counsel in a written opinion, (d) if there are fewer than two Disinterested Directors and a majority of the Board of Directors so directs, by independent legal counsel in a written opinion, or (e) by the shareholders of the Corporation (provided that shares owned or voted under the control of a Director who is not a Disinterested Director may not be voted on such action).

Section 5. Advancement of Expenses to Directors Prior to Final Disposition.

(a) The Corporation shall advance all Expenses incurred by or on behalf of any Director in connection with any Proceeding in which such Director is involved by reason of such Director’s Corporate Status within thirty (30) days after the receipt by the Corporation of a written statement from such Director requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Director and shall be preceded or accompanied by (i) a written affirmation of such Director’s good faith belief that he or she has met the relevant standard of conduct described in Section 2(a) of this Article X or that the Proceeding involves conduct for which liability has been eliminated under a provision of the Corporation’s Articles of Incorporation to the extent permitted by law and (ii) an undertaking by or on behalf of such Director to repay any Expenses so advanced if it shall ultimately be determined that such Director is not entitled to be indemnified against such Expenses. Notwithstanding the foregoing, the Corporation shall advance all Expenses incurred by or on behalf of any Director seeking advancement of expenses hereunder in connection with a Proceeding initiated by such Director only if such Proceeding (including any parts of such Proceeding not initiated by such Director) was (i) authorized by the Board of Directors of the Corporation, or (ii) brought to enforce such Director’s rights to indemnification or advancement of Expenses under these By-laws.

(b) If a claim for advancement of Expenses hereunder by a Director is not paid in full by the Corporation within thirty (30) days after receipt by the Corporation of documentation of Expenses and the required undertaking, such Director may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful in whole or in part, such Director shall also be entitled to be paid the expenses of prosecuting such claim.

(c) In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Director has not met any applicable standard for indemnification set forth in the MBCA or applicable federal banking laws and regulations, including without limitation, 12 U.S.C. Section 1828(k) and the regulations issued thereunder by the FDIC.

Section 6. Advancement of Expenses to Officers and Non-Officer Employees Prior to Final Disposition.

(a) The Corporation may, at the discretion of the Board of Directors of the Corporation, advance any or all Expenses incurred by or on behalf of any Officer or any Non-Officer Employee in connection with any Proceeding in which such person is involved by reason of his or her Corporate Status as an Officer or Non-Officer Employee upon the receipt by the Corporation of a statement or statements from such Officer or Non-Officer Employee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Officer or Non-Officer Employee and shall be preceded or accompanied by (i) a written affirmation of such Officer’s or Non-Officer Employee’s good faith belief that he or she has met the relevant standard of conduct described in Section 2(a) of this Article X and (ii) an undertaking by or on behalf of such person to repay any Expenses so advanced if it shall ultimately be determined that such Officer or Non-Officer Employee is not entitled to be indemnified against such Expenses.

(b) In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Officer or Non-Officer Employee has not met any applicable standard for indemnification set forth in the MBCA or applicable federal banking laws and regulations, including without limitation, 12 U.S.C. Section 1828(k) and the regulations issued thereunder by the FDIC.

Section 7. Contractual Nature of Rights.

(a) The provisions of this Article X shall be deemed to be a contract between the Corporation and each Director and Officer entitled to the benefits hereof at any time while this Article X is in effect, in consideration of such person’s past or current and any future performance of services for the Corporation. Neither amendment, repeal or modification of any provision of this Article X nor the adoption of any provision of the Articles of Incorporation inconsistent with this Article X shall eliminate or reduce any right conferred by this Article X in respect of any act or omission occurring, or any cause of action or claim that accrues or arises or any state of facts existing, at the time of or before such amendment, repeal, modification or adoption of an inconsistent provision (even in the case of a proceeding based on such a state of facts that is commenced after such time), and all rights to indemnification and advancement of Expenses granted herein or arising out of any act or omission shall vest at the time of the act or omission in question, regardless of when or if any proceeding with respect to such act or omission is commenced. The rights to indemnification and to advancement of expenses provided by, or granted pursuant to, this Article X shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributes of such person.

(b) If a claim for indemnification hereunder by a Director or Officer is not paid in full by the Corporation within sixty (60) days after receipt by the Corporation of a written claim for indemnification, such Director or Officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, such Director or Officer shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or shareholders) to make a determination concerning the permissibility of such indemnification under this Article X shall not be a defense to an action brought by a Director or Officer for recovery of the unpaid amount of an indemnification claim and shall not create a presumption that such indemnification is not permissible. The burden of proving that a Director or Officer is not entitled to indemnification shall be on the Corporation.

(c) In any suit brought by a Director or Officer to enforce a right to indemnification hereunder, it shall be a defense that such Director or Officer has not met any applicable standard for indemnification set forth in the MBCA or applicable federal banking laws and regulations, including without limitation, 12 U.S.C. Section 1828(k) and the regulations issued thereunder by the FDIC.

Section 8. Non-Exclusivity of Rights. The rights to indemnification and to advancement of Expenses set forth in this Article X shall not be exclusive of any other right which any Director, Officer, or Non-Officer Employee may have or hereafter acquire under any statute, provision of the Articles of Incorporation or these By-laws, agreement, vote of shareholders or Disinterested Directors or otherwise.

Section 9. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer or Non-Officer Employee against any liability of any character asserted against or incurred by the Corporation or any such Director, Officer or Non-Officer Employee, or arising out of any such person’s Corporate Status, whether or not the Corporation would have the power to indemnify such person against such liability under the MBCA or the provisions of this Article X.

Section 10. Other Indemnification. The Corporation’s obligation, if any, to indemnify or provide advancement of Expenses to any person under this Article X as a result of such person serving, at the request of the Corporation, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount such person may collect as indemnification or advancement of Expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or enterprise (the “Primary Indemnitor”). Any indemnification or advancement of Expenses under this Article X owed by the Corporation as a result of a person serving, at the request of the Corporation, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall only be in excess of, and shall be secondary to, the indemnification or advancement of Expenses available from the applicable Primary Indemnitor(s) and any applicable insurance policies.

ARTICLE XI

EMERGENCY PREPAREDNESS

In the event of an emergency in the conduct of the business of the Corporation resulting from an attack on the continental United States or any other such disaster resulting in a major disruption of the conduct of the business of the Corporation:

1. The officers and employees of the Corporation shall continue to conduct the business of the Corporation under such guidance from the Board of Directors as may be available, except as to matters which by statue require specific approval of the Board of Directors, and subject to any directive of duly constituted authority during emergency.

2. In the absence or disability of any officer, or upon the refusal of any officer to act, the Board of Directors may delegate for the time being that officer’s powers and duties to any other officer or director.

3. In the event of an emergency so severe as to prevent the conduct and management of the business of the Corporation by the Board of Directors and the officers as contemplated by these by-laws, any two or more available directors shall constitute an interim Executive Committee for the full conduct and management of the business of the Corporation, subject to such regulations as the Board of Directors may from time to time adopt for emergency preparedness, until such time as the interim Executive Committee determines that the Corporation can resume the conduct and management of the business of the Corporation in the manner contemplated by the by-laws.

4. If, as a consequence of an emergency, the Chief Executive Officer of the Corporation cannot be located or is unable to assume and continue his normal executive duties, then his powers and duties shall, without further action of the Board of Directors, be assumed by one of the following officers in the seniority set forth:

(a)	President (unless he is serving as Chief Executive Officer)

(b)	Executive Vice President

(c)	Senior Vice Presidents (in order of seniority)

(d)	Treasurer

The officer so assuming the powers and duties of the Chief Executive Officer shall continue to serve until the majority of the available directors certify in writing that either he is unable to serve longer in that capacity or an officer senior to him is available to assume the powers and duties of the Chief Executive Officer.

5. If, as a consequence of an emergency, the Treasurer of the Corporation cannot be located or is unable to assume and continue his normal duties, then the powers and duties of the Treasurer shall, without further action of the Board of Directors, be assumed by one of the following officers in the seniority set forth:

(a)	President (unless he is serving as Chief Executive Officer)

(b)	Executive Vice President

(c)	Senior Vice Presidents (in order of seniority)

(d)	Assistant Treasurer or Comptroller.

The officer so assuming the powers and duties of the Treasurer shall continue to serve until the majority of the available directors certify in writing that either he is unable to serve longer in that capacity or an officer senior to him is available to assume the powers and duties of the Treasurer

Anyone dealing with the Corporation may accept a certificate of two or more officers that a specified individual is the acting Treasurer hereunder and rely upon that certificate to remain in full force and effect until modified or cancelled by a certificate of change signed by three officers of the Corporation.

6. If during such emergency, or as a consequence thereof, the business of the Corporation cannot be conducted and managed at its main office, business may be conducted and managed at such temporary location or locations as may be designated by the Board of Directors or by its interim Executive Committee for which provision is made above; and the business of the Corporation shall be returned from the temporary location or locations to the main office of the Corporation as soon as practicable.

ARTICLE XII

AMENDMENT

The By-Laws of the Corporation may be amended at any time by the affirmative vote of a majority of the entire Board of Directors, subject to repeal, change or adoption of any contravening or inconsistent provision only by vote of the holders of at least two-thirds (2/3) of all the shares entitled to vote on the matter at a meetings expressly called for that purpose.

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